Exhibit 99.1

LNB Bancorp, Inc. Reports Second Quarter 2011 Results

●	Pre-provision core earnings* increase 13.3% from one year ago

●	Second quarter net income of $712,000

●	Portfolio loans increase 4.4% from one year ago

●	Non-performing loans decline 9.3% from year-end 2010

LORAIN, Ohio--(BUSINESS WIRE)--July 28, 2011--LNB Bancorp, Inc. (NASDAQ: LNBB) today reported net income for the three months ended June 30, 2011 of $712,000. For the first six months of 2011 net income totaled $1,842,000 compared to $2,574,000 for the same period one year ago.

“The Company’s second quarter performance highlights some very positive trends,” said Daniel E. Klimas, president and chief executive officer of LNB Bancorp, Inc. “It was encouraging to see a marked improvement in core earnings and a significant decline in non-performing loans compared to year-end 2010. In addition, our continued focus on growing customer relationships and operational efficiencies resulted in healthy increases in both commercial and consumer loans and lower operating expenses for the quarter.”

Pre-provision core earnings* equaled $4,118,000 for the second quarter compared to $3,635,000 for the second quarter one year ago, an increase of 13.3 percent. For the first six months of 2011 pre-provision core earnings* totaled $7,614,000 compared to $7,372,000 for the first six months of 2010, an increase of 3.3 percent.

Portfolio loans at the end of the second quarter of 2011 totaled $830,312,000, a 4.4 percent increase from $795,451,000 at the end of the second quarter a year ago. Commercial loans grew 4.6 percent and consumer loans 14.3 percent over this period.

Noninterest expense was $8,522,000 for the second quarter of 2011, compared to $9,189,000 for the first quarter of 2011 and $9,150,000 for the fourth quarter of 2010.

At June 30, 2011 the Company’s non-performing loans totaled $37,954,000, or 4.57 percent of total loans, an improvement from $41,831,000, or 5.15 percent, at December 31, 2010. An increase in loan loss provision impacted net income for the quarter, said Klimas. “The increase was driven by a continued decline in the appraised value of properties and by write downs and charge-offs which we anticipate will position the Company to better dispose of problem assets.”

Net income available to common shareholders for the three months ended June 30, 2011 was $394,000, or $0.05 per diluted share, compared to net income of $925,000, or $0.12 per diluted share, for the same period a year ago. For the first quarter of 2011, net income available to common shareholders was $811,000, or $0.10 per diluted share.

Net income available to common shareholders for the six months ended June 30, 2011 was $1,205,000, or $0.15 per diluted share, compared to net income available to common shareholders of $1,937,000, or $0.26 per diluted share, for the same period a year ago.

Key Performance Measures

Net interest income on a fully tax equivalent basis for the second quarter of 2011 was $9,969,000, compared to $9,826,000 for the second quarter a year ago. The second quarter 2011 net interest margin on a fully tax-equivalent basis was 3.64 percent compared to 3.61 percent one year ago. For the first six months of 2011, net interest income on a fully tax equivalent basis totaled $19,707,000 compared to $19,728,000 for the same period one year ago. The continued lower interest rate environment has reduced the yield on the Company’s investment portfolio, which has negatively affected the net interest margin. For the first six months of 2011, the net interest margin on a fully tax-equivalent basis was 3.63 percent, compared to 3.65 percent one year ago.

The provision for loan losses for the quarter ended June 30, 2011 totaled $3,345,000 compared to $2,109,000 for the second quarter of 2010. The increase in the provision was largely the result of a continued decrease in commercial real estate valuations and continued write-downs of asset values. The provision for loan losses for the six month period ended June 30, 2011 totaled $5,445,000, compared to $4,218,000 for the same period of 2010.

Noninterest income in the second quarter totaled $2,804,000, compared to $2,896,000 for the second quarter of 2010. Gains on the sale of loans were up in the second quarter of 2011 compared to the same period one year ago. Trust income and service charges on deposits were down from a year ago, primarily due to the Company’s exit from the retail investment business a year ago and the service charges on deposits being negatively impacted by new federal regulations regarding certain bank overdraft fees and charges. Noninterest income in the six month period ended June 30, 2011 totaled $5,875,000, compared to $5,547,000 for the same period of 2010.

Noninterest expense was $8,522,000 for the second quarter of 2011, compared to $8,958,000 for the second quarter of 2010. The decrease was largely driven by reduced equipment expense, professional fees, FDIC assessments and loan and collection expense. Other real estate owned expenses increased, primarily as a result of further write-downs in valuations and costs related to the disposition of several properties. Noninterest expense was $17,711,000 for the first six months 2011, compared to $17,651,000 for the same period of 2010.

Portfolio loans at the end of the second quarter of 2011 totaled $830,312,000, a 4.4 percent increase from the $795,451,000 at the end of the second quarter a year ago. Total assets for the second quarter of 2011 ended at $1,157,344,000, up from $1,153,955,000 at the end of the second quarter of 2010. Total deposits were $982,037,000, up 0.84 percent from $973,890,000 at the end of the second quarter of 2010.

At June 30, 2011, the Company’s non-performing loans totaled $37,954,000, or 4.57 percent of total loans, an improvement from $41,831,000, or 5.15 percent, at December 31, 2010. The allowance for possible loan losses was $17,351,000 at June 30, 2011, compared to $16,136,000 at December 31, 2010, equaling 2.09 percent of total loans at June 30, 2011 compared to 1.99 percent at December 31, 2010.

The Company’s net charge-offs increased to $3,309,000 in the second quarter of 2011, compared to $1,857,000 a year ago and $921,000 for the first quarter of 2011. Net charge-offs to average loans for the quarter ending June 30, 2011 was 1.63 percent, compared to 0.94 percent one year ago and 2.48 percent at December 31, 2010.

* Pre-provision core earnings is a non-GAAP financial measure that the Company’s management believes is useful in analyzing the Company’s underlying performance trends, particularly in periods of economic stress. Pre-provision core earnings is defined as income before income tax expense, adjusted to exclude the impact of provision for loan losses. Pre-provision core earnings is reconciled to the related GAAP financial measure in the “Reconciliation” table included after the consolidated financial statements and supplemental financial information included in this press release.

About LNB Bancorp, Inc.

LNB Bancorp, Inc. is a $1.2 billion bank holding company. Its primary wholly owned subsidiary, The Lorain National Bank, is a full-service commercial bank, specializing in commercial, personal banking services, residential mortgage lending and investment and trust services. The Lorain National Bank and Morgan Bank serve customers through 20 retail-banking locations and 30 ATMs in Lorain, Erie, Cuyahoga and Summit counties. North Coast Community Development Corporation is a wholly owned subsidiary of The Lorain National Bank. For more information about LNB Bancorp, Inc., and its related products and services or to view its filings with the Securities and Exchange Commission, visit us at http://www.4lnb.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Terms such as "will," "should," "plan," "intend," "expect," "continue," "believe," "anticipate" and "seek," as well as similar comments, are forward-looking in nature. Actual results and events may differ materially from those expressed or anticipated as a result of risks and uncertainties which include but are not limited to:

●	asset price deterioration, which has had and may continue to have a negative effect on the valuation of certain asset categories represented on the Company's balance sheet;

●
general economic conditions, either nationally or regionally (especially in northeastern Ohio), becoming less favorable than expected resulting in, among other things, further deterioration in credit quality of assets;

●	increases in interest rates or further weakening economic conditions that could constrain borrowers' ability to repay outstanding loans or diminish the value of the collateral securing those loans;

●	significant increases in competitive pressure in the banking and financial services industries;

●	changes in the interest rate environment which could reduce anticipated or actual margins;

●
changes in political conditions or the legislative or regulatory environment, including new or heightened legal standards and regulatory requirements, practices or expectations, which may impede profitability or affect the Company's financial condition (such as, for example, the Dodd-Frank Wall Street reform and Consumer Protection Act and rules and regulations that may be promulgated under the Act);

●
persisting volatility and limited credit availability in the financial markets, particularly if limitations on the Company's ability to raise funding to the extent required by banking regulators or otherwise or if initiatives undertaken by the U.S. government do not have the intended effect on the financial markets;

●
limitations on the Company's ability to return capital to shareholders and dilution of the Company's common shares that may result from the terms of the Capital Purchase Program ("CPP"), pursuant to which the Company issued securities to the United States Department of the Treasury (the "U.S. Treasury");

●	limitations on the Company's ability to pay dividends;

●	adverse effects on the Company's ability to engage in routine funding transactions as a result of the actions and commercial soundness of other financial institutions;

●	increases in deposit insurance premiums or assessments imposed on the Company by the FDIC;

●	difficulty attracting and/or retaining key executives and/or relationship managers at compensation levels necessary to maintain a competitive market position;

●	changes occurring in business conditions and inflation;

●	changes in technology;

●	changes in trade, monetary, fiscal and tax policies;

●	changes in the securities markets, in particular, continued disruption in the fixed income markets and adverse capital market conditions;

●	continued disruption in the housing markets and related conditions in the financial markets; and

●
changes in general economic conditions and competition in the geographic and business areas in which the Company conducts its operations; as well as the risks and uncertainties described from time to time in the Company's reports as filed with the Securities and Exchange Commission.

CONSOLIDATED BALANCE SHEETS

	At June 30, 2011	At December 31, 2010
	(unaudited)
	(Dollars in thousands except share amounts)
ASSETS
Cash and due from Banks	$26,463	$17,370
Federal funds sold and interest bearing deposits in banks	6,018	31,198
Cash and cash equivalents	32,481	48,568
Securities available for sale, at fair value	231,025	221,725
Restricted stock	5,741	5,741
Loans held for sale	1,308	5,105
Loans:
Portfolio loans	830,312	812,579
Allowance for loan losses	(17,351)	(16,136)
Net loans	812,961	796,443
Bank premises and equipment, net	9,206	9,645
Other real estate owned	2,277	3,119
Bank owned life insurance	17,495	17,146
Goodwill, net	21,582	21,582
Intangible assets, net	801	869
Accrued interest receivable	3,628	3,519
Other assets	18,839	19,075
Total Assets	$1,157,344	$1,152,537

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Demand and other noninterest-bearing	$130,210	$115,476
Savings, money market and interest-bearing demand	337,569	318,434
Certificates of deposit	514,258	544,616
Total deposits	982,037	978,526
Short-term borrowings	756	932
Federal Home Loan Bank advances	42,499	42,501
Junior subordinated debentures	16,238	16,238
Accrued interest payable	1,379	1,434
Accrued taxes, expenses and other liabilities	2,938	3,442
Total Liabilities	1,045,847	1,043,073
Shareholders' Equity
Preferred stock, Series A Voting, no par value, authorized 150,000 shares at June 30, 2011 and December 31, 2010.	-	-
Fixed rate cumulative preferred stock, Series B, no par value, $1,000 liquidation value, 25,233 shares authorized and issued at June 30, 2011 and December 31, 2010.	25,223	25,223
Discount on Series B preferred stock	(109)	(116)
Warrant to purchase common stock	146	146
Common stock, par value $1 per share, authorized 15,000,000 shares, issued shares 8,212,943 at June 30, 2011 and 8,172,943 at December 31, 2010.	8,213	8,173
Additional paid-in capital	39,507	39,455
Retained earnings	41,714	40,668
Accumulated other comprehensive income	2,895	2,007
Treasury shares at cost, 328,194 shares at June 30, 2011 and at December 31, 2010	(6,092)	(6,092)
Total Shareholders' Equity	111,497	109,464
Total Liabilities and Shareholders' Equity	$1,157,344	$1,152,537

Consolidated Statements of Income (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	(Dollars in thousands except share and per share amounts)		(Dollars in thousands except share and per share amounts)
Interest Income
Loans	$10,523	$10,580	$21,039	$21,372
Securities:
U.S. Government agencies and corporations	1,612	2,070	3,089	4,206
State and political subdivisions	257	245	513	491
Trading securities	-	-	-	49
Other debt and equity securities	71	69	143	130
Federal funds sold and short-term investments	9	11	23	20
Total interest income	12,472	12,975	24,807	26,268
Interest Expense
Deposits	2,205	2,745	4,488	5,725
Federal Home Loan Bank advances	261	316	527	634
Short-term borrowings	-	1	1	2
Junior subordinated debenture	170	216	341	431
Total interest expense	2,636	3,278	5,357	6,792
Net Interest Income	9,836	9,697	19,450	19,476
Provision for Loan Losses	3,345	2,109	5,445	4,218
Net interest income after provision for loan losses	6,491	7,588	14,005	15,258
Noninterest Income
Investment and trust services	470	563	873	1,008
Deposit service charges	1,000	1,094	1,916	2,033
Other service charges and fees	819	826	1,725	1,620
Income from bank owned life insurance	175	173	349	344
Other income	41	69	120	162
Total fees and other income	2,505	2,725	4,983	5,167
Securities gains, net	88	-	500	38
Gains on sale of loans	238	195	417	387
Loss on sale of other assets, net	(27)	(24)	(25)	(45)
Total noninterest income	2,804	2,896	5,875	5,547
Noninterest Expense
Salaries and employee benefits	4,072	3,911	8,163	7,829
Furniture and equipment	798	917	1,478	1,850
Net occupancy	588	581	1,200	1,196
Professional fees	445	595	931	1,148
Marketing and public relations	275	326	546	572
Supplies, postage and freight	289	302	561	644
Telecommunications	169	211	384	423
Ohio Franchise tax	298	281	596	562
FDIC assessments	399	557	973	1,085
Other real estate owned	207	71	797	152
Electronic banking expenses	223	238	432	422
Loan and collection expense	310	450	752	773
Other expense	449	518	898	995
Total noninterest expense	8,522	8,958	17,711	17,651
Income before income tax expense	773	1,526	2,169	3,154
Income tax expense	61	283	327	580
Net Income	$712	$1,243	$1,842	$2,574
Dividends and accretion on preferred stock	318	318	637	637
Net Income Available to Common Shareholders	$394	$925	$1,205	$1,937

Net Income Per Common Share
Basic	$0.05	$0.12	$0.15	$0.26
Diluted	0.05	0.12	0.15	0.26
Dividends declared	0.01	0.01	0.02	0.02
Average Common Shares Outstanding
Basic	7,884,749	7,363,161	7,878,119	7,343,023
Diluted	7,884,934	7,363,161	7,878,224	7,343,023

LNB Bancorp, Inc.
Supplemental Financial Information
(Unaudited - Dollars in thousands except Share and Per Share Data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
END OF PERIOD BALANCES	2011	2011	2010	2011	2010
Cash and Cash Equivalents	$32,481	$64,393	$55,322	$32,481	$55,322
Securities	231,025	235,911	244,111	231,025	244,111
Restricted stock	5,741	5,741	5,741	5,741	5,741
Loans held for sale	1,308	5,261	1,528	1,308	1,528
Portfolio loans	830,312	810,629	795,451	830,312	795,451
Allowance for loan losses	17,351	17,315	19,435	17,351	19,435
Net loans	812,961	793,314	776,016	812,961	776,016
Other assets	73,828	70,758	71,237	73,828	71,237
Total assets	$1,157,344	$1,175,378	$1,153,955	$1,157,344	$1,153,955
Total deposits	982,037	1,001,099	973,890	982,037	973,890
Other borrowings	59,493	59,318	64,848	59,493	64,848
Other liabilities	4,317	4,913	8,078	4,317	8,078
Total liabilities	1,045,847	1,065,330	1,046,816	1,045,847	1,046,816
Total shareholders' equity	111,497	110,049	107,139	111,497	107,139
Total liabilities and shareholders' equity	$1,157,344	$1,175,378	$1,153,955	$1,157,344	$1,153,955

AVERAGE BALANCES
Assets:
Total assets	$1,174,984	$1,160,851	$1,158,274	$1,167,951	$1,158,458
Earning assets	1,099,055	1,089,080	1,090,318	1,094,095	1,089,212
Securities	250,169	229,733	258,413	240,007	257,637
Portfolio loans	815,618	816,035	792,132	813,300	794,076
Liabilities and shareholders' equity:
Total deposits	$998,303	$986,458	$980,917	$992,413	$980,285
Interest bearing deposits	877,572	870,396	868,694	874,003	868,545
Interest bearing liabilities	937,250	930,122	933,703	933,706	934,303
Total shareholders' equity	111,495	110,078	106,314	110,785	105,802

INCOME STATEMENT
Total Interest Income	$12,472	$12,335	$12,975	$24,807	$26,268
Total Interest Expense	2,636	2,721	3,278	5,357	6,792
Net interest income	9,836	9,614	9,697	19,450	19,476
Provision for loan losses	3,345	2,100	2,109	5,445	4,218
Other income	2,505	2,478	2,725	4,983	5,167
Net gain on sale of assets	299	593	171	892	380
Noninterest expense	8,522	9,189	8,958	17,711	17,651
Income before income taxes	773	1,396	1,526	2,169	3,154
Income tax expense	61	266	283	327	580
Net income	712	1,130	1,243	1,842	2,574
Preferred stock dividend and accretion	318	319	318	637	637
Net income available to common shareholders	$394	$811	$925	$1,205	$1,937
Common cash dividend declared and paid	$79	$79	$74	$158	$148

Net interest income-FTE (1)	$9,969	$9,739	$9,826	$19,707	$19,728
Pre-provision core earnings	4,118	3,496	3,635	7,614	7,372

PER SHARE DATA
Basic net income per common share	$0.05	$0.10	$0.12	$0.15	$0.26
Diluted net income per common share	0.05	0.10	0.12	0.15	0.26
Cash dividends per common share	0.01	0.01	0.01	0.02	0.02
Book value per common shares outstanding	10.96	10.77	11.42	10.96	11.42
Period-end common share market value	5.72	5.69	5.04	5.72	4.31
Book value as a percent of market value	192%	189%	227%	192%	265%
Basic average common shares outstanding	7,884,749	7,871,416	7,363,161	7,878,224	7,343,023
Diluted average common shares outstanding	7,884,934	7,871,432	7,363,161	7,878,224	7,343,023
Common shares outstanding	7,884,749	7,884,749	7,363,161	7,884,749	7,363,161

KEY RATIOS
Return on average assets (2)	0.24%	0.39%	0.43%	0.32%	0.45%
Return on average common equity (2)	2.56%	4.16%	4.69%	3.35%	4.91%
Efficiency ratio	66.72%	71.73%	70.41%	69.23%	69.84%
Noninterest expense to average assets (2)	2.91%	3.21%	3.10%	3.06%	3.07%
Average equity to average assets	9.49%	9.48%	9.18%	9.49%	9.13%
Net interest margin	3.59%	3.58%	3.57%	3.58%	3.61%
Net interest margin (FTE) (1)	3.64%	3.63%	3.61%	3.63%	3.65%
Common stock dividend payout ratio	20.01%	9.71%	8.29%	13.08%	7.58%
Common stock market capitalization	$45,101	$44,864	$37,110	$45,101	$31,444

ASSET QUALITY
Allowance for Loan Losses
Allowance for loan losses, beginning of period	$17,315	$16,136	$19,183	$16,136	$18,792
Provision for loan losses	3,345	2,100	2,109	5,445	4,218
Charge-offs	3,499	1,112	2,188	4,611	4,039
Recoveries	190	191	331	381	464
Net charge-offs	3,309	921	1,857	4,230	3,575
Allowance for loan losses, end of period	$17,351	$17,315	$19,435	$17,351	$19,435

CAPITAL & LIQUIDITY
Period-end tangible common equity to assets*	5.62%	5.40%	5.16%	5.62%	5.16%
Average equity to assets	9.49%	9.48%	9.18%	9.49%	9.13%
Average equity to loans	13.67%	13.49%	13.42%	13.62%	13.32%
Average loans to deposits	81.70%	82.72%	80.75%	81.95%	81.00%

Nonperforming Assets
Nonperforming loans	$37,954	$37,808	$46,414	$37,954	$46,414
Other real estate owned	2,277	3,348	2,355	2,277	2,355
Total nonperforming assets	$40,231	$41,156	$48,769	$40,231	$48,769

Ratios
Total nonperforming loans to total loans	4.57%	4.66%	5.83%	4.57%	5.83%
Total nonperforming assets to total assets	3.48%	3.50%	4.23%	3.48%	4.23%
Net charge-offs to average loans (2)	1.63%	0.46%	0.94%	1.05%	0.91%
Provision for loan losses to average loans (2)	1.64%	1.04%	1.07%	1.35%	1.07%
Allowance for loan losses to portfolio loans	2.09%	2.14%	2.44%	2.09%	2.44%
Allowance to nonperforming loans	45.72%	45.80%	41.87%	45.72%	41.87%
Allowance to nonperforming assets	43.13%	42.07%	39.85%	43.13%	39.85%

(1) FTE -- fully tax equivalent at 34% tax rate
(2) Annualized
* Tangible common equity to assets ratio is a non-GAAP measure.

Reconciliation of Pre-Provision Core Earnings*

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Pre-provision Core Earnings*	$4,118	$3,635	$7,614	$7,372
Provision for Loan Losses	3,345	2,109	5,445	4,218
Income before income tax expense	$773	$1,526	$2,169	$3,154

* Pre-provision core earnings is a non-GAAP financial measure that the Company’s management believes is useful in analyzing the Company’s underlying performance trends, particularly in periods of economic stress.

Pre-provision core earnings is defined as income before income tax expense, adjusted to exclude the impact of provision for loan losses.

CONTACT:
For LNB Bancorp, Inc.
Peter R. Catanese, 440-244-7126